UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
 CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 5, 2024
UBIQUITI INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35300	32-0097377
(State or jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
685 Third Avenue, 27th Floor
New York, New York 10017
(Address of principal executive offices, including zip code)
(646) 780-7958
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	UI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 5, 2024, Ubiquiti Inc. (the “Company”) held its annual meeting of stockholders. The stockholders voted on the following proposals and cast their votes as described below.

Proposal 1: To elect two Class I directors to serve until the third annual meeting of the Company’s stockholders following their election or until their successors are duly elected and qualified, subject to earlier death, resignation or removal. This proposal was approved.

	For	Withhold	Broker Non-Votes
Brandon Arrindell	57,374,812	438,858	1,648,476
Rafael Torres	56,832,449	981,221	1,648,476

Proposal 2: To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2025. This proposal was approved.

For	Against	Abstain
59,431,991	25,338	4,817

Proposal 3: To conduct a non-binding advisory vote to approve named executive officer compensation. This proposal was approved.

For	Against	Abstain	Broker Non-Votes
57,682,600	117,322	13,748	1,648,476

Proposal 4: To conduct a non-binding advisory vote on the frequency of holding future advisory stockholder vote on executive officer compensation. The option “Two Years” was approved.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
1,215,094	56,570,375	25,262	2,939	1,648,476

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBIQUITI INC.

December 6, 2024	By:	/s/ Robert J. Pera
	Name:	Robert J. Pera
	Title:	Chief Executive Officer